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                                                                  EXHIBIT 10.12



                              APCO Fed Project 25
                                 Algorithm only
                               LICENSE AGREEMENT

This License Agreement is between Digital Voice Systems, Inc. ("DVSI"), a corporation organized under the laws of the Commonwealth of Massachusetts, with a principal office at One Van de Graaff Drive, Burlington, MA 01803 and Transcrypt International, Inc., Transcrypt International Limited, Transcrypt International Washington and Transcrypt International Europe Limited, a limited partnership organized under the laws of the State of Nebraska with principal office at 4800 North West First Street Lincoln, Nebraska 68521 (hereinafter called "Licensee").

The effective date of this Agreement is August 14, 1995.

                     PRELIMINARY STATEMENTS AND DEFINITIONS

(a) DVSI has developed a voice coding method and algorithm (the "Technology") based on the Improved Multi-Band Excitation ("IMBE"(TM)) speech model;

(b) The Technology has been selected as the North American land mobile radio standard for APCO Fed Project 25.

(c) DVSI has produced a written description of the Technology which has been published by Telecommunications Industry Association ("TIA") in document number IS102BABA, titled the APCO Project 25 Vocoder Description. The Technology includes any updates and revisions which are produced by DVSI and published by TIA as part of the APCO Project 25 Vocoder Description. The Technology does not include any method or algorithm which is not specifically described in the APCO Project 25 Vocoder Description.

(d) DVSI claims certain "Proprietary Rights" in the Technology, including patent rights trademarks and trade secrets. DVSI's Proprietary Rights include patent rights granted under U.S. patents #5,226,084, #5,216,747, #5,247,579, #5,081,681 and #5,226,108 and under DVSI's pending applications, but only to the extent said patent rights cover the Technology as described in the APCO Project 25 Vocoder Description.

(e) "Project 25" applications are defined as those products that are interoperable with the 7200 bps IMBE(TM) Voice Codec Standard and the 9600 bps Common Air Interface Standard established by APCO Fed Project 25.

(f) "Non-Project 25" applications are defined as all other products that are not included in definition (e).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties agree as follows:

1.       LICENSE

         1.1 DVSI hereby grants to Licensee a limited, non-exclusive, worldwide right and license under DVSI's Proprietary Rights to use the Technology solely for the purpose of developing, manufacturing, integrating, marketing, selling and incorporating the Technology in Licensee's hardware products.
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                               LICENSE AGREEMENT

         1.2 Licensee shall have no right to sublicense the Technology to any third party other than customers of hardware products manufactured and sold by Licensee or its authorized distributors for the limited purpose of using the Technology without further modification on such products.

         1.3 Licensee shall have no right to sublicense the Technology, except as provided in Section 1.2 of this Agreement

         1.4 Licensee shall affix in each such manufactured product or the products owner's manual the following notice in such a manner and location as to give reasonable notice to DVSI's claim of intellectual property rights:

                          The IMBE(TM) voice coding technology embodied in this product is protected by intellectual property rights including patent rights of Digital Voice Systems, Inc.

         1.5 This Agreement shall continue indefinitely, unless sooner terminated as provided in Section 7.

2.     RESERVED RIGHTS

       Except for the rights licensed hereunder to Licensee, neither Licensee nor its customers shall acquire right, title or interest in the Technology, or any applicable copyrights, trademarks, trade secret rights, patents or patent applications.

3.     PAYMENTS AND RECORDS

         3.1 In consideration of the rights granted herein, Licensee agrees to pay royalties to DVSI in accordance with the following subsections of this Section 3.1 and Sections 3.2 and 3.3.

                 3.1.1 Commencing upon the effective date of this Agreement, Licensee shall pay to DVSI a royalty due, and payable within ninety (90) days of the last day of each of four (4) calendar quarters based on the number of embodiments (as determined in Sections 3.1.2-3.1.5 hereinafter called "Royalty Units") registered in that calendar quarter.

                 3.1.2 The royalty due for Project 25 shall be U.S. $5 (Five United States Dollars) per Royalty Unit so registered for the first 100,000 Royalty Units, U.S. $4 (Four United States Dollars) per Royalty Unit so registered above 100,000 Royalty Units and up to 1,000,000 Royalty Units and U.S. $3 (Three United States Dollars) per Royalty Unit so registered above 1,000,000 Royalty Units.

                 3.1.3 The royalty due for Non-Project 25 shall be U.S. $25 (Twenty Five United States Dollars) per Royalty Unit so registered for the first 3000 Royalty Units, U.S. $18 (Eighteen United States Dollars) per Royalty Unit so registered above 3,000 Royalty Units and up to 10,000 Royalty Units, U.S. $12 (Twelve United States Dollars) per Royalty Unit so registered above 10,000 Royalty Units and up to 100,000 Royalty Units and U.S. $8 (Eight United States Dollars) per Royalty Unit so registered above 100,000 and up to 1,000,000 and U.S. $3 (Three United States Dollars) per Royalty Unit so registered above 1,000,000 Royalty Units.





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                               LICENSE AGREEMENT

                 3.1.4 The, Royalty Unit count shall be determined as follows:

                          Should Licensee or its authorized distributors, agents or retailers sell or lease a system that includes a speech analysis, quantization or synthesis capability incorporating the Technology or any of DVSI's Proprietary Rights, Licensee agrees to pay DVSI a royalty based on the maximum number of Coders or Decoders used in such system.

                 3.1.5 Royalty Units shall be counted only when first sold, leased, invoiced, delivered, shipped or mailed to a customer. Deductions shall be allowed for units returned by or refused by a customer and shall only be recounted when reinvoiced, released, redeveloped, shipped or remailed.

                 3.1.6 Licensee shall be also obligated to make non-refundable, minimum royalty payments to DVSI to ensure that the total royalty paid to DVSI during the first (3) three years is not less than One Hundred and Thirty Five Thousand United States Dollars ( U.S. $135,000). During this period, Licensee's minimum royalty obligation shall accumulate at a rate of Forty Five Thousand United States Dollars (U.S. $45,000) per year. If upon the end of the first three, years of this Agreement (measured from the Effective Date) the cumulative royalty paid by Licensee to DVSI under Sections 3.1.2-3.1.5 of this Agreement is less than Licensee's said accumulated minimum royalty obligation then Licensee shall pay the difference to DVSI within thirty (30) days, and such difference shall be credited towards any future royalty due to DVSI from Licensee, provided that such credit does not reduce Licensees minimum royalty obligation as specified herein.

         3.2 Licensee shall keep full, true and accurate records containing all particulars which may be necessary for the purpose of validating the royalty payable to DVSI. Said records shall be retained by the Licensee for a period of three (3) years following the end of the calendar year to which they pertain. DVSI shall have the right to retain an independent, professionally registered accountant for the sole purpose of inspecting and examining said books and records insofar as may be necessary to verify the accuracy of the same and the statements provided herein. Such inspection and examination shall be made during business hours upon reasonable notice. Licensee holds such books and records and any abstracts obtained thereof as Proprietary Information of Licensee and disclosure to DVSI or any third party except as provided above, is specifically prohibited by Licensee. The cost of any inspection or examination performed under this Section shall be paid by DVSI with the following exception: If an error is discovered which has resulted in an underpayment in royalties due to DVSI, the cost of the inspection up to the amount of the underpayment is to be reimbursed to DVSI by Licensee. In the event of an underpayment of royalties due to DVSI, Licensee shall also pay interest on the underpayment at an annual rate of eighteen (18) percent in addition to the amount of the underpayment.





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                               LICENSE AGREEMENT

         3.3 Licensee shall, within ninety (90) days after the close of each calendar quarter of each year of this Agreement, deliver to DVSI a true and accurate itemized statement giving such particulars of the business conducted by Licensee during the preceding calendar quarter as are pertinent to a royalty accounting under this Agreement. These shall include at least the following:

                 1. Total number of Royalty Units incorporating the Technology (and any and all versions or parts thereof), first sold.

                 2.       The total amount of royalties due to DVSI.

                 3. Description of all products sold by Licensee that incorporate the Technology for which royalties are due and number of Royalty Units assigned each such product.

4.       REPRESENTATION AND WARRANTIES

         4.1 DVSI disclaims all warranties expressed or implied, including without limitation any implied warranty of merchantability or fitness for a particular purpose.

         4.2 DVSI disclaims and shall not be liable for any losses or damages, whether direct, indirect, incidental, consequential, special, or exemplary, arising from the design or use of any of the Technology. DVSI's liability shall in any event be limited to twenty percent (20%) of the aggregate amount of the payments made to DVSI under this License.

         4.3 DVSI accepts no responsibility for, and makes no representations as to, the accuracy or reliability of any communication encoded or decoded using the Technology.

         4.4 Licensee assumes all risk as to the quality and performance of the Technology. Licensee shall release DVSI from any claim, damage, demand, or other liability arising from, or based upon, the quality or performance of the Technology in conjunction with the Licensee's product.

5.       RELATIONSHIP OF THE PARTIES

         Nothing contained herein shall be construed to place the parties in the relationship of partners or joint venturers. Neither party has the power to obligate or bind the other in any manner whatsoever.

6        NON-DISCLOSURE OF SOFTWARE

         6.1 Nothing in this Agreement shall require DVSI to disclose, provide, or grant any rights whatsoever with respect to any methods or algorithms embodied in any software (including both source and object codes) it has developed or may in the future develop.

         6.2 Licensee shall not decompile, reverse engineer or disassemble any DVSI product which embodies the Technology. This includes, but is not limited to, DVSI's VC-10 and VC-20 voice codecs.





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                               LICENSE AGREEMENT

7.       TERMINATION

         7.1     DVSI may terminate this Agreement for cause if:

                 7.1.1 Licensee materially breaches the Agreement, including without limitation if it fails to pay the required royalties when due, or if it fails to comply with the protection and security provisions of Section 3 of the Agreement, provided DVSI gives a written notice to cure such failure(s) and Licensee has not cured within thirty (30) days after its receipt.

                 7.1.2 There occurs the making or filing of an application to wind up Licensee (other than for the purpose of reconstruction or amalgamation) under any law or government regulation relating to bankruptcy or insolvency.

         7.2     Licensee may terminate this Agreement for cause if:

                 7.2.1 DVSI materially breaches the Agreement, provided Licensee gives a written notice to cure such failure(s) and DVSI has not cured within thirty (30) days after its receipt.

                 7.2.2 There occurs the making or filing of an application to wind up DVSI (other than for the purpose of reconstruction or amalgamation) under any law or government regulation relating to bankruptcy or insolvency.

         7.3 Termination shall be effected by the serving of notice, by certified mail at the address designated in Section 8 of this Agreement.

         7.4 Upon any termination of this Agreement, all rights and licenses granted by this Agreement shall immediately cease upon the effective date of said termination, and all past royalties and payments accrued to the date of said termination plus any other obligations, including Licensees total minimum royalty obligation ($135,000) as specified in Section 3.1.6 herein, shall be paid to DVSI within thirty (30) days from the effective date of said termination.

         7.5 This Agreement shall terminate after all Proprietary Rights in the Technology are lost through no fault of Licensee.

         7.6 Licensee may terminate this Agreement without cause upon giving ninety (90) days written notice to DVSI as specified in
                 Section 8.

8.       NOTICES

         Any notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified mail, postage prepaid, addressed to the party to whom notice is being given at its address below or as it shall designate by written notice given to the other party.

         In the case of DVSI:

                 Jae Lim, Chairman of the Board, or
                 John C. Hardwick, President,
                 Digital Voice Systems, Inc.
                 One Van de Graaff Drive
                 Burlington, MA 01803





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                               LICENSE AGREEMENT

         In the case of Licensee:

                 Jeff Fuller
                 President and Chief Operations Officer
                 Transcrypt International
                 4800 North West First Street
                 Lincoln, Nebraska 68521

9.       EXPORT CONTROL

         9.1 U.S. export laws and regulations prohibit the exportation of technical data which may be received from DVSI under this Agreement from the United States to certain countries, except under a special validated license. As of September 22, 1994 the restricted countries are: Libya, Cuba, North Korea, Iraq, Serbia, Montenegro, and Haiti. Licensee hereby gives its assurance to DVSI that Licensee win not knowingly, unless prior authorization is obtained from the appropriate U.S. export authority, export or re-export directly or indirectly to any restricted countries the technical data received from DVSI under this Agreement in violation of said Export Laws and Regulations.

         9.2 DVSI neither represents that a license is not required nor that, if required, it will be issued by the U.S. Department of Commerce. Licensee shall assume complete and sole responsibility for obtaining any licenses required for export purposes.

10.      MISCELLANEOUS

         10.1 Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred in any manner by Licensee without the prior written consent of DVSI.

         10.2 The parties hereto acknowledge that this instrument sets forth the entire Agreement and understanding of the parties as to the subject matter hereof and shall not be subject to any change or modification, except by a written agreement signed by the parties hereto.

         10.3 In the event that any provisions are determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions.

         10.4 No waiver by either party of any rights hereunder shall be valid unless it is in writing signed by that party. The omission by either party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of such provision.

         10.5 Each party agrees not to disclose, publicize, or use for promotional purposes the existence of terms of this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld.

         10.6 This Agreement shall be read and construed according to the laws of the Commonwealth of Massachusetts, United States of America, and the parties submit to the jurisdiction of the courts of said Commonwealth.





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                               LICENSE AGREEMENT

IN WITNESS WHEREOF, the parties hereto set their hands and seals and duly execute this License Agreement as of the day and year first above written.


Digital Voice Systems, Inc.


JOHN C. HARDWICK                                   21 August 1995
------------------------------------           -----------------------
John C. Hardwick, President                            Date


Licensee

Transcrypt International Ltd.


JEFFERY L. FULLER                                      8/14/95
------------------------------------           -----------------------
Jeffery L. Fuller                                       Date
President and COO






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